                                                        Exhibit 3.51


                                                     ENDORSED - FILED
                                         IN THE OFFICE OF THE SECRETARY OF STATE
                                                OF THE STATE OF CALIFORNIA

                                                        FEB 26 2003

                                                       KEVIN SHELLY
                                                    SECRETARY OF STATE

                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                            SERIES VV PREFERRED STOCK
                                       OF
                                   DISC, INC.

         We, Robert W. Riland III and Henry Madrid, hereby certify that we are the President and the Chief Financial Officer, respectively, of DISC, INC., a corporation organized and existing under the General Corporation Law of the State of California, and further, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, said Board of Directors on November 14, 2002 adopted resolutions creating a series of 46,875 shares of Preferred Stock designated as Series VV Preferred Stock (none of which shares have been issued as of the date hereof) including the following resolution:

                  "RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, no par value, of the Corporation, to be designated "Series VV Preferred Stock," initially consisting of 46,875 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series VV Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof."

         The Certificate of Determination of Preferences of Series VV Preferred Stock is as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series VV Preferred Stock," no par value, and the number of shares constituting such series shall be 46,875.

                  Section 2. Dividends and Distributions.

                           (A) Subject to the prior and superior right of the holders of any shares of Series C Preferred Stock ranking prior and superior to the shares of Series VV Preferred Stock with respect to dividends, and pari passu with the rights of the holders of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred
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         Stock, Series II Preferred Stock, Series JJ Preferred Stock, Series KK
         Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock and Series UU Preferred Stock with respect to dividends, subject to the rights of any series of Preferred Stock which may hereafter come into existence, the holders of shares of Series VV Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in the same amount per share as declared on the Common Stock, treating such number of shares of Series VV Preferred Stock for this purpose as equal to the number of shares of Common Stock into which it is then convertible. In the event any dividends are declared or paid on the outstanding shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series II Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock and Series UU Preferred Stock, dividends shall simultaneously be declared and paid on the outstanding shares of Series VV Preferred Stock, pari passu with the shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series II Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock and Series UU Preferred Stock based upon the number of shares of Common Stock into which shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock, Series Z Preferred Stock, Series AA Preferred Stock, Series BB Preferred Stock, Series CC Preferred Stock, Series DD Preferred Stock, Series EE Preferred Stock, Series FF Preferred Stock, Series GG Preferred Stock, Series HH Preferred Stock, Series II Preferred Stock, Series JJ Preferred Stock, Series KK Preferred Stock, Series

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

         LL Preferred Stock, Series MM Preferred Stock, Series NN Preferred Stock, Series OO Preferred Stock, Series PP Preferred Stock, Series QQ Preferred Stock, Series RR Preferred Stock, Series SS Preferred Stock, Series TT Preferred Stock, Series UU Preferred Stock and Series VV Preferred Stock are then convertible. In the event the Corporation shall at any time after the date of the filing of this Certificate of Determination of Preferences (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
         (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount of Common Stock or other consideration to which holders of shares of Series VV Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted as set forth in Section 4(C) hereof.

                           (B) The Corporation shall declare a dividend or distribution on the Series VV Preferred Stock as provided in paragraph
         (A) above prior to declaring a dividend payable on shares of Common Stock.

                  Section 3. Voting Rights. The holders of shares of Series VV Preferred Stock shall have the following voting rights:

                           (A) Each holder of Series VV Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which the holder's Series VV Preferred Stock is then convertible. Except as provided by law, the Common Stock and Series VV Preferred Stock (and any series of Preferred Stock which may be subsequently authorized which is convertible into shares of Common Stock and which has voting rights equal to the number of shares of Common Stock into which such series of Preferred Stock is then convertible) shall vote together as a single class on all matters to come before the shareholders for approval. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series VV Preferred Stock were entitled immediately prior to such event shall be adjusted as set forth in Section 4(C) hereof.

                           (B) Except as otherwise provided herein or by law, the holders of shares of Series VV Preferred Stock and the holders of shares of Common Stock (and any series of Preferred Stock which may be subsequently authorized which is convertible into shares of Common Stock and which has voting rights equal to the number of shares of Common Stock into which such series of Preferred Stock is then convertible) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (C) Except as required by law or under Section 8 hereof, holders of Series VV Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Conversion Rights.

                           (A) Each holder of Series VV Preferred Stock may, at any time, in such holder's sole discretion, convert all or any part of such holder's shares of Series VV Preferred

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

         Stock into fully paid and nonassessable shares of Common Stock at the rate of ten (10) shares of Common Stock for each share of Series VV Preferred Stock surrendered for conversion.

                           (B) Such conversion may be effected by surrender of such holder's certificate or certificates for the shares of Series VV Preferred Stock to be converted, duly endorsed, at the principal office of the Corporation, with a written notice stating (i) that such holder elects to convert all or a specified number of shares of Series VV Preferred Stock into shares of Common Stock and (ii) the name in which such holder desires a certificate for the shares of Common Stock to be issued. Promptly thereafter, the Company shall issue and deliver to such holder a certificate for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender, and such holder shall be treated for all purposes as the record holder of such shares of Common Stock on that date.

                           (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the number of shares of Common Stock issuable upon the conversion of each share of Series VV Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                           (D) In the event the Corporation shall at any time or from time to time after the Rights Declaration Date make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries, or of any other corporation or third party, other than in shares of Common Stock, then, in each such event, provisions shall be made so that the holders of Series VV Preferred Stock shall receive, upon the conversion thereof, securities of the Corporation or any of its subsidiaries or of any other corporation or third party which they would have received had their stock been converted into Common Stock on the date of such event.

                  Section 5. Reacquired Shares. Any shares of Series VV Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation Dissolution or Winding Up.

                           (A)      Upon any liquidation (voluntary or
         otherwise), dissolution or winding up of the Corporation, following the first priority liquidation preference of the Series C Preferred Stock in the amount of $5.00 per share plus any declared but unpaid dividends, and pari passu with the liquidation preference of the Series D Preferred Stock in the amount of $5.00 per share plus any declared but unpaid dividends ("Series D Liquidation Preference"), the liquidation preference of the Series E Preferred Stock in the amount of $4.00 per share plus any declared but unpaid dividends ("Series E Liquidation Preference"), the liquidation preference of the Series F Preferred Stock in the amount of $8.00 per share plus any declared but unpaid dividends ("Series F Liquidation Preference"), the liquidation preference of the Series G Preferred Stock in the amount of $20.00 per share plus any declared but unpaid dividends ("Series G Liquidation Preference"), the liquidation preference of the Series H Preferred Stock in the amount of $38.30 per share plus any declared but unpaid dividends ("Series H Liquidation Preference"), the liquidation preference of the Series I Preferred Stock in the amount of $4.19 per share plus any declared but unpaid dividends ("Series I Liquidation Preference"), the liquidation preference of the Series J Preferred Stock in the amount of $2.98 per share plus any declared but unpaid dividends ("Series J Liquidation Preference"), the liquidation preference of the Series K Preferred Stock in the amount of $3.19 per share plus any declared but unpaid dividends ("Series K Liquidation Preference"), the liquidation preference of the Series L Preferred Stock in the amount of $2.76 per share plus any declared but unpaid dividends ("Series L Liquidation Preference"), the liquidation preference of the Series M Preferred Stock in the amount of $2.23 per share plus any declared but unpaid dividends ("Series M Liquidation Preference"), the liquidation preference of the Series N Preferred Stock in the amount of $.90 per share plus any declared but unpaid dividends ("Series N Liquidation Preference"), the liquidation preference of the Series O Preferred Stock in the amount of $1.06 per share plus any declared but unpaid dividends ("Series O Liquidation Preference"), the liquidation preference of the Series P Preferred Stock in the amount of $8.20 per share plus any declared but unpaid dividends ("Series P Liquidation Preference"), the liquidation preference of the Series Q Preferred Stock in the amount of $6.20 per share plus any declared but unpaid dividends ("Series Q Liquidation Preference"), the liquidation preference of the Series R Preferred Stock in the amount of $5.80 share plus any declared but unpaid dividends ("Series R Liquidation Preference"), the liquidation preference of the Series S Preferred Stock in the amount of $3.20 per share plus any declared but unpaid dividends ("Series S Liquidation Preference"), the liquidation preference of the Series T Preferred Stock in the amount of $20.20 per share plus any declared but unpaid dividends ("Series T Liquidation Preference"), the liquidation preference of the Series U Preferred Stock in the amount of $15.40 per share plus any declared but unpaid dividends ("Series U Liquidation Preference"), the liquidation preference of the Series V Preferred Stock in the amount of $10.60 per share plus any declared but unpaid dividends ("Series V Liquidation Preference"), the liquidation preference of the Series W Preferred Stock in the amount of $14.90 per share plus any declared but unpaid dividends ("Series W Liquidation Preference"), the liquidation preference of the Series X Preferred Stock in the amount of $25.00 per share plus any declared but unpaid dividends ("Series X Liquidation Preference"), the liquidation preference of the Series Y Preferred Stock in the amount of $19.10 per share plus any declared but unpaid dividends ("Series Y Liquidation Preference"), the liquidation preference of the Series Z Preferred Stock in the amount of $21.30 per share plus any declared but unpaid dividends ("Series Z Liquidation Preference"), the liquidation preference of the Series AA Preferred Stock in the amount of $1 8.10 per share plus any declared but unpaid dividends ("Series AA Liquidation Preference"), the liquidation preference of the Series BB Preferred Stock in the amount of $18.30 per share plus any declared but unpaid dividends ("Series BB Liquidation Preference"), the liquidation preference of the Series CC Preferred Stock in the amount of $16.20 per share plus any declared but unpaid dividends ("Series CC Liquidation Preference"), the liquidation preference of the Series DD Preferred Stock in the amount of $20.00 per share plus any declared but unpaid dividends ("Series DD Liquidation Preference"), the liquidation preference of the Series EE Preferred Stock in the amount of $11.10 per share plus any declared but unpaid dividends ("Series EE Liquidation Preference"), the liquidation preference of the Series FF Preferred Stock in the amount of $9.70 per share plus any declared but unpaid dividends ("Series FF Liquidation Preference"), the liquidation preference of the Series GG Preferred Stock in the amount of $11.10 per share plus any declared but unpaid dividends ("Series GG Liquidation Preference"), the liquidation preference of the Series HH Preferred Stock in the amount of $12.30 per share plus any declared but unpaid dividends ("Series HH Liquidation Preference"), the liquidation preference of the Series II Preferred Stock in the amount of $15.00 per share plus any declared but unpaid dividends ("Series II Liquidation Preference"), the liquidation preference of the Series JJ Preferred Stock in the amount of $14.50 per share plus any declared but unpaid dividends ("Series JJ Liquidation Preference"), the liquidation preference of the Series KK Preferred Stock in the amount of $13.60 per share plus any declared but unpaid dividends ("Series KK Liquidation Preference"), the liquidation preference of the Series LL Preferred Stock in the amount of $15.30 per share plus any declared but unpaid dividends ("Series LL Liquidation Preference"), the liquidation preference of the Series MM Preferred Stock in the amount of $10.40 per share plus any declared but unpaid dividends ("Series MM Liquidation Preference"), the liquidation preference of the Series NN Preferred Stock in the amount of $8.90 per share plus any declared but unpaid dividends ("Series NN Liquidation Preference"), the liquidation preference of the Series OO Preferred Stock in the amount of $7.20 per share plus any declared but unpaid dividends ("Series OO Liquidation Preference"), the liquidation preference of the Series PP Preferred Stock in the amount of $8.10 per share plus any declared but unpaid dividends ("Series PP Liquidation Preference"), the liquidation preference of the Series QQ Preferred Stock in the amount of $7.50 per share plus any declared but unpaid dividends ("Series QQ Liquidation Preference"), the liquidation preference of the Series RR Preferred Stock in the amount of $7.80 per share plus any declared but unpaid dividends ("Series RR Liquidation Preference"), the liquidation preference of the Series SS Preferred Stock in the amount of $6.80 per share plus any declared but unpaid dividends (the "Series SS Liquidation Preference"), the liquidation preference of the Series TT Preferred Stock in the amount of $7.30 per share plus any declared but unpaid dividends (the "Series TT Liquidation Preference") and the liquidation preference of the Series UU Preferred Stock in the amount of $7.26 per share plus any declared but unpaid dividends (the "Series UU Liquidation Preference"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series VV Preferred Stock unless, prior thereto, the holders of shares of Series VV Preferred Stock shall have received an amount equal to $6.40 per share of Series VV Preferred Stock plus any declared but unpaid dividends ("Series VV Liquidation Preference").

                           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference, the Series E Liquidation Preference, the Series F Liquidation Preference, the Series G Liquidation Preference, the Series H Liquidation Preference, the Series I Liquidation Preference, the Series J Liquidation Preference, the Series K Liquidation Preference, the Series L Liquidation Preference, the Series M Liquidation Preference, the Series N Liquidation Preference, the Series O Liquidation Preference, the Series P Liquidation Preference, the Series Q Liquidation Preference, the Series R Liquidation Preference, the Series S Liquidation Preference, the Series T Liquidation Preference, the Series U Liquidation Preference, the Series V Liquidation Preference, the Series W Liquidation Preference, the Series X Liquidation Preference, the Series Y Liquidation Preference, the Series Z Liquidation Preference, the

         Series AA Liquidation Preference, the Series BB Liquidation Preference, the Series CC Liquidation Preference, the Series DD Liquidation Preference, the Series EE Liquidation Preference, the Series FF Liquidation Preference, the Series GG Liquidation Preference, the Series HH Liquidation Preference, the Series II Liquidation Preference, the Series JJ Liquidation Preference, the Series KK Liquidation Preference, the Series LL Liquidation Preference, the Series MM Liquidation Preference, the Series NN Liquidation Preference, the Series OO Liquidation Preference, the Series PP Liquidation Preference, the Series QQ Liquidation Preference, the Series RR Liquidation Preference, the Series SS Liquidation Preference, the Series TT Liquidation Preference, the Series UU Liquidation Preference, the Series VV Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series VV Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  Section 7. No Redemption. The shares of Series VV Preferred Stock shall not be redeemable.

                  Section 8. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would (a) alter or change the powers, preferences or special rights or privileges of the Series VV Preferred Stock so as to affect them adversely or (b) grant to any other class of shares any rights superior to those of the Series VV Preferred Stock without the affirmative vote of the holders of a majority or more of the outstanding shares of Series VV Preferred Stock, voting separately as a class.

                  Section 9. Fractional Shares. Series VV Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series VV Preferred Stock.

                  (remainder of page intentionally left blank)

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

         Executed at Milpitas, California on February 14, 2003.

                                           /s/ Robert W. Riland III
                                           -------------------------------------
                                           Robert W. Riland III
                                           President and Chief Executive Officer

                                           /s/ Henry Madrid
                                           -------------------------------------
                                           Henry Madrid
                                           Chief Financial Officer

                                                                [SEAL]

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